UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

May 12, 2004

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

AMENDMENT NO. 1 TO FORM 8-K DATED MAY 12, 2004

On May 12, 2004, Ascendant Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the completion of its acquisition of the all of the issued and outstanding stock of CRESA Partners of Orange County, Inc., a California corporation f/k/a The Staubach Company – West, Inc. (“CPOC”), a former licensee of The Staubach Company, a national real estate services firm. CPOC is located in Newport Beach, California and provides tenant representation services to commercial and industrial users of real estate, which include strategic real estate advisory services, lease management services, facility and site acquisition and disposition advice; design, construction and development consulting; and move coordination. This Amendment No. 1 to the Initial Report amends Item 7 of the Initial Report to provide the financial statements and pro forma financial information required under Items 7(a) and 7(b) of Form 8-K.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of business acquired

The following financial statements of CRESA Partners of Orange County, Inc. are set forth in Exhibit 99.1 and are hereby incorporated by reference herein: (i) the audited balance sheets as of December 31, 2003 and 2002; (ii) the related statements of income, stockholder’s deficit and cash flows for each of the two years in the period ended December 31, 2003; (iii) the unaudited balance sheet as of March 31, 2004; (iv) the unaudited statements of income for the three months ended March 31, 2004 and March 31, 2003; (v) the unaudited statement of stockholder’s deficit for the three months ended March 31, 2004; (vi) the unaudited statements of cash flows for the three months ended March 31, 2004 and March 31, 2003; and (vii) notes to financial statements for such periods.

(b)	Pro forma financial information

Introduction

ASDS of Orange County, Inc. acquisition effective May 1, 2004

Effective May 1, 2004, the Company acquired, through a newly formed, wholly owned subsidiary, ASDS of Orange County, Inc., a Delaware corporation f/k/a Orange County Acquisition Corp. (“ASDS”) all of the issued and outstanding stock of CRESA Partners of Orange County, Inc., a California corporation f/k/a The Staubach Company – West, Inc. (“CPOC”), pursuant to the Stock Purchase Agreement dated March 23, 2004 between Kevin Hayes, the sole stockholder of CPOC (the “Seller”), and ASDS for $6.9 million, plus closing costs. The purchase price will be paid pursuant to the terms of a $6.9 million promissory note (the “Acquisition Note”) payable to the Seller. The Acquisition Note is secured by a pledge of all of the personal property of CPOC which is subordinate to CPOC’s $800,000 bank credit line with Northern Trust Bank, bears interest payable monthly at the prime rate of Northern Trust Bank plus 0.50% per annum, with principal generally payable quarterly in arrears over a three year period from the excess cash flow of ASDS, as defined, and is guaranteed by the Company. The then outstanding principal balance of the Acquisition Note is payable in full on May 1, 2007. The purchase price is subject to adjustment (i) downward (by an amount not to exceed $1.9 million) to reflect the operating results of CPOC during the four year period ending December 31, 2007 (if CPOC’s revenues are less than an aggregate of $34 million during such period), (ii) downward if the uncollected trade receivables of CPOC as of May 1, 2004 equal to or in excess of $100,000 as of November 1, 2004, and (iii) upward or downward to reflect changes in the net book value of CPOC resulting from a post-closing audit of CPOC’s balance sheet as of April 30, 2004 (the “Purchase Price”). In addition, the Company is entitled to the benefits of non-competition agreements executed by certain members of CPOC’s senior management.

ASDS intends to prepay the Acquisition Note with proceeds to be obtained from bank financing to be obtained by ASDS subsequent to the consummation of the purchase. There is no assurance that such bank financing will be available or that, if available, its terms will be as favorable as that under the Acquisition Note. It is likely that such bank financing will require the guarantee by the Company. Adjustments in the purchase price resulting from a shortfall in the operating results of CPOC’s business will be funded through a corresponding adjustment in the Acquisition Note, or in cash to the extent the purchase price adjustment exceeds the remaining balance owed on the Acquisition Note.

Following the acquisition of CPOC, ASDS contributed the assets and liabilities of CPOC to CRESA Partners of Orange County, LP (the “Operating LP”) that is owned jointly by (i) CRESA Partners-Hayes, Inc., a California corporation f/k/a The Staubach Company of California, Inc. that is the general partner of the Operating LP (the “General Partner”), (ii) ASDS, a limited partner of the Operating LP, (iii) the Seller, a limited partner of the Operating LP, and (iv) a Delaware limited liability company controlled by the management and key employees of CPOC that is a limited partner of the Operating LP (the “MGMT LLC”). The General Partner is controlled by the management and key employees of CPOC. ASDS is entitled to receive 99% of the profits of the Operating LP until such time as ASDS has received distributions from the Operating LP equal to or exceeding the Purchase Price, at which time the allocation of the profits of the Operating LP shall become: 79.9% to MGMT LLC, 10% to ASDS, 10% to the Seller and 0.1% to the General Partner. In connection with the acquisition of CPOC, the Company is entitled to receive a structuring fee of $690,000, plus interest thereon, of which $230,000 was paid at closing. The remainder will be paid in two equal annual installments of $230,000, plus interest thereon (payable, respectively, on May 12, 2005 and May 12, 2006). The structuring fee will be eliminated in the consolidation of the Company with CPOC and the Operating LP in the consolidated financial statements of the Company.

In connection with the purchase of CPOC, the Company incurred (1) $6.9 million in acquisition debt, and (2) approximately $152,000 in acquisition costs through March 31, 2004, exclusive of any potential purchase cost adjustments under the purchase contract as described above. The Company has and expects to incur additional out-of-pocket costs in the second quarter of 2004 associated with the purchase. The acquisition is being accounted for using the purchase method of accounting.

The tentative purchase price, based upon the preliminary unaudited financial statements of CPOC at March 31, 2004, has been preliminary allocated as follows:

Net cash acquired	$102,000
Trade accounts receivable	2,174,000
Furniture, fixtures and equipment	294,000
Other assets	299,000
Intangible assets	7,595,000
Accounts payable and accrued liabilities	(2,300,000)
Line of credit payable under secured $800,000 bank facility	(500,000)
Notes payable to related party	(500,000)
Notes payable under equipment financing obligations	(112,000)

$7,052,000

The Company has not completed its analysis of the intangible assets it acquired and has, accordingly, not yet determined which portion of the intangible assets will be amortizable. Consequently, no amortization expense for intangible assets with determinable lives has been reflected in the pro forma financial statements. There can be no assurance that the final adjustment based upon the net book value of CPOC as of March 31, 2004 will not vary from the preliminary estimate set forth above. In addition, (as noted above) the purchase price is subject to further adjustment based upon the operating results of CPOC’s business and the collection of CPOC’s trade receivables outstanding as of April 30, 2004.

Park Assets acquisition effective March 24, 2004

As previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 and in the Company’s Current Report on Form 8-K/A filed on June 7, 2004 which is incorporated herein by reference, the Company acquired on March 24, 2004, through a newly formed, wholly owned subsidiary, Dougherty’s Holdings, Inc. (“DHI”), substantially all of the assets of Park Pharmacy Corporation (the “Park Assets”). The Company’s unaudited balance sheet for the period ended March 31, 2004 gives effect to the acquisition of the Park Assets and was previously included in the Company’s consolidated financial statements and the notes thereto in the Company’s quarterly Report on Form 10-Q as of and for the period ended March 31, 2004 filed on May 24, 2004 which are incorporated herein by reference.

Pro Forma Financial Statements

The following unaudited pro forma consolidated balance sheets and statements of operations have been prepared to give effect to the acquisitions of the Park Assets and CPOC, using the purchase method of accounting. The unaudited pro forma consolidated balance sheets at March 31, 2004 include the accounts of the Company, which includes the Park Assets, CPOC, the Operating LP and ASDS as if the acquisition of CPOC and the Operating LP had been consummated on March 31, 2004. The unaudited pro forma consolidated statements of operations of the Company, the Park Assets and CPOC for the three months ended March 31, 2004 and the year ended December 31, 2003, includes the historical statements of operations of the Company, the Park Assets and CPOC for the three months ended March 31, 2004 and for the year ended December 31, 2003 as if the acquisitions had been consummated on January 1, 2003.

The unaudited pro forma consolidated financial statements are based on the respective historical financial statements, including the notes thereto, of the Company, Park Pharmacy and CPOC, and should be read in conjunction with: (i) the Company’s Quarterly Report on Form 10-Q for the period ended March 31,

2004 filed on May 24, 2004 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 31, 2004, (ii) Park Pharmacy’s unaudited financial statements for the periods ended December 31, 2003 and 2002 and Park Pharmacy’s audited financial statements for the year ended June 30, 2003, included in the amended Current Report on Form 8-K/A filed June 7, 2004 as Exhibit 99.1, (iii) CPOC’s unaudited financial statements for the three months ended March 31, 2004 and 2003, along with (iv) CPOC’s audited financial statements for the two years ended December 31, 2003 and 2002, included in this amended Current Report as Exhibit 99.1.

The unaudited pro forma consolidated balance sheets and statements of operations include adjustments, which are based on preliminary estimates, to reflect the allocation of the purchase prices to the acquired assets and assumed liabilities of the Park Assets and CPOC. The purchase price allocations for the Park Assets and CPOC are preliminary, and final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma consolidated balance sheets and statements of operations are intended for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions of the Park Assets and CPOC occurred on January 1, 2003 for statements of operations purposes, or on March 31, 2004 for CPOC balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations.

The unaudited pro forma consolidated statements of operations do not included potential cost savings from operating efficiencies or synergies that may result from the acquisitions.

Ascendant Solutions, Inc.

Pro Forma Consolidated Balance Sheets

March 31, 2004, Unaudited

(000’s omitted)

	Ascendant Solutions, Inc.	CRESA Partners of Orange County, Inc.	Pro Forma		Consolidation Eliminations	Pro Forma Consolidated
			CRESA Partners of Orange County, LP	ASDS of Orange County, Inc.
	(Note 1)	(Note 2)	(Note 3)	(Note 4)
ASSETS
Current assets:
Cash and cash equivalents	$2,281	$102	$—	$—	$—	$2,383
Trade accounts receivable	5,094	2,174	—	—	—	7,268
Other receivables	134	183	—	—	—	317
Receivable from related parties and affiliates	43	25	230	—	—	298
Inventories	2,281	—	—	—	—	2,281
Prepaid expenses	226	—	—	—	—	226

Total current assets	10,059	2,484	230	—	—	12,773
Property, equipment, and software, net	573	294	—	—	—	867
Deferred acquisition costs	152	—	—	—	(152)	—
Intangible assets	370	—	—	—	7,595	7,965
Receivable from related parties	—	—	460	—		460
Investments in limited partnerships and affiliates	274	—	7,742	6,900	(14,642)	274
Other assets	17	91	—	—	—	108

Total assets	$11,445	$2,869	$8,432	$6,900	$(7,199)	$22,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,670	$803	$—	$—	$—	$2,473
Accounts payable to affiliates	3	—	842	—	(842)	3
Accrued liabilities	729	1,497	—	—	—	2,226
Notes payable to related party	—	500				500
Notes payable, current	431	585	—	—	—	1,016

Total current liabilities	2,833	3,385	842	—	(842)	6,218
Notes payable, long-term	5,921	27	—	6,900	—	12,848
Limited partnership interests	248	—	—	—	690	938
Commitments and contingencies
Stockholders’ equity:
Partners’ capital	—	—	7,590	—	(7,590)	—
Common stock	2	—	—	—	—	2
Additional paid-in capital	59,840	1,851	—	—	(1,851)	59,840
Deferred compensation	(38)	—	—	—	—	(38)
Accumulated deficit	(57,361)	(2,394)	—	—	2,394	(57,361)

Total stockholders’ equity	2,443	(543)	7,590	—	(7,047)	2,443

Total liabilities and stockholders’ equity	$11,445	$2,869	$8,432	$6,900	$(7,199)	$22,447

Ascendant Solutions, Inc.

Pro Forma Consolidated Statements of Operations

Three Months Ended March 31, 2004, Unaudited

(000's omitted, except per share amounts)

	Ascendant Solutions, Inc.	Park Pharmacy Corporation	CRESA Partners of Orange County, Inc.	Park Pro Forma Adjustments	CRESA Pro Forma Adjustments	CRESA Pro Forma Adjustments	Pro Forma Consolidated
	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)	(Notes 7 & 8)
Revenue:
Real estate advisory revenues	$470	$—	$2,368	$—	$(89)	$—	$2,749
Product sales and other, net	775	9,156	—	—	—	—	9,931

	1,245	9,156	2,368	—	(89)	—	12,680
Cost of sales	507	5,840	1,436	—	(78)	(59)	7,646

Gross profit	738	3,316	932	—	(11)	59	5,034

Operating expenses:
Selling, general and administrative expenses	847	2,997	920	—	(69)	(241)	4,454
Depreciation and amortization	6	42	40	6	—	—	94
Non-cash stock compensation	18	—	—	—	—	—	18

Total operating expenses	871	3,039	960	6	(69)	(241)	4,566

Operating income (loss) from continuing operations before reorganization item and income taxes	(133)	277	(28)	(6)	58	300	468

Reorganization item - professional fees	—	(224)	—	224	—	—	—
Investment and other income	70	—	—	—	—	—	70
Interest income (expense), net	(3)	(126)	(8)	44	—	(78)	(171)
Gain (loss) on asset sales	—	—	1,372	—	(1,435)	—	(63)
Limited partner interest in net (income) losses of partnerships	(40)	—	—	—	—	(2)	(42)

Income (loss) from continuing operations before income taxes	(106)	(73)	1,336	262	(1,377)	220	262
Income taxes	—	—	—	—	—	16	16

Net income (loss)	$(106)	$(73)	$1,336	$262	$(1,377)	$204	$246

Basic net income (loss) from continuing operations per share	$(0.00)						$0.01
Diluted net income (loss) from continuing operations per share	$(0.00)						$0.01
Weighted average shares used in computing basic net income (loss) per share	21,665,900						21,665,900

Weighted average shares used in computing basic net income (loss) per share	21,665,900						22,124,205

Ascendant Solutions, Inc.

Pro Forma Consolidated Statements of Operations

Year Ended December 31, 2003, Unaudited

(000's omitted, except per share amounts)

	Ascendant Solutions, Inc.	Park Pharmacy Corporation	CRESA Partners of Orange County, Inc.	Park Pro Forma Adjustments	CRESA Pro Forma Adjustments	CRESA Pro Forma Adjustments	Pro Forma Consolidated
	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)	(Notes 7 & 8)
Revenue:
Real estate advisory revenues	$505	$—	$14,436	$—	$(2,977)	$—	$11,964
Product sales and other, net	—	40,411	—	—	—	—	40,411

	505	40,411	14,436	—	(2,977)	—	52,375
Cost of sales	—	26,037	10,381	—	(1,984)	(1,629)	32,805

Gross profit	505	14,374	4,055	—	(993)	1,629	19,570

Operating expenses:
Selling, general and administrative expenses	1,540	12,958	2,804	—	(663)	—	16,639
Impairment charges	112	—	—	—	—	—	112
Depreciation and amortization	63	192	167	30	(28)	—	424

Total operating expenses	1,715	13,150	2,971	30	(691)	—	17,175

Operating income (loss) from continuing operations before reorganization item and income taxes	(1,210)	1,224	1,084	(30)	(302)	1,629	2,395

Reorganization item - professional fees	—	(137)	—	137	—	—	—
Investment and other income	85	144	—	—	—	—	229
Interest income (expense), net	30	(433)	(35)	59	5	(310)	(684)
Gain (loss) on asset sales	—	—	(16)	—	4	—	(12)
Limited partner interest in net (income) losses of partnerships	277	—	—	—	—	(20)	257

Income (loss) from continuing operations before income taxes	(818)	798	1,033	166	(293)	1,299	2,185
Income taxes	—	—	24	—	—	155	179

Net income (loss)	$(818)	$798	$1,009	$166	$(293)	$1,144	$2,006

Basic net income (loss) from continuing operations per share	$(0.04)						$0.09
Diluted net income (loss) from continuing operations per share	$(0.04)						$0.09
Weighted average shares used in computing basic net income (loss) per share	21,557,150						21,557,150

Weighted average shares used in computing basic net income (loss) per share	21,557,150						22,283,261

Notes to Pro Forma Consolidated Balance Sheets

Note 1 – The Pro Forma Consolidated Balance Sheet for Ascendant Solutions, Inc. includes the Park Assets acquired March 24, 2004 as reflected in the Company’s unaudited Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004.

Note 2 – The Pro Forma Consolidated Balance Sheet for CPOC includes the unaudited accounts of CPOC as of March 31, 2004.

Note 3 – The Pro Forma Consolidated Balance Sheet for the Operating LP includes the unaudited accounts of the Operating LP as of May 1, 2004 as if the Operating LP was formed on March 31, 2004. Limited partner capital subscriptions receivable of $230,000 paid at the May 12, 2004 closing of the CPOC acquisition are reflected as a current receivable and $460,000 of limited partner capital subscriptions from management payable $230,000 on May 12, 2005 and $230,000 payable on May 12, 2006 are reflected as a non-current receivable. Partners’ capital reflects $6.9 million of ASDS’s limited partner capital attributable to the purchase cost value of CPOC contributed to the Operating LP by ASDS effective May 1, 2004 based upon the preliminary purchase cost allocation, which is subject to adjustment, as of the assumed March 31, 2004. The remaining partners’ capital of $690,000 reflects the partners’ capital of the general partner of the Operating LP and other limited partners.

Note 4 – The Pro Forma Consolidated Balance sheet for ASDS includes the investment value of its limited partnership interest in the Operating LP and the Acquisition Note payable to the former stockholder of CPOC of $6.9 million, which is subject to future purchase price adjustments, and approximately $152,000 in acquisition costs incurred through March 30, 2004.

Notes to Pro Forma Consolidated Statements of Operations

Note 1 – The Pro Forma Consolidated Statements of Operations for Ascendant Solutions, Inc. includes its results of operations as reflected in the Company’s unaudited quarterly report on Form 10-Q for the three month period ended March 31, 2004 and in the Company’s annual report on Form 10-K for the year ended December 31, 2003. Results of operations of Park Assets are included in the historical results of operations for the three months ended March 31, 2004 for the seven days following the acquisition on March 24, 2004.

Note 2 – The results of operations for Park Pharmacy Corporation includes only the results from continuing operations and have been adjusted from a June 30 fiscal year basis to a December 31 calendar year basis to coincide with the reporting period of Ascendant Solutions, Inc. for the year ended December 31, 2003. For the reporting period ended March 31, 2004, the results of operations of Park Pharmacy Corporation are in the Pro Forma Consolidated Statement of Operations for the period commencing January 1, 2004 and ending on the date of acquisition, March 24, 2004.

Note 3 – The results of operations for CPOC are as reflected in CPOC’s unaudited financial statements for the three months ended March 31, 2004 and in CPOC’s audited financial statements for the year ended December 31, 2003. ASDS is entitled to receive 99% of the profits of the Operating LP until such time as ASDS has received distributions from the Operating LP equal to or exceeding the Purchase Price, at which time the allocation of the profits of the Operating LP shall become: 79.9% to MGMT LLC, 10% to ASDS, 10% to the Seller and 0.1% to the general partner of the Operating LP. Additionally, during this time period, ASDS has voting rights that are not proportionate to its ownership interests. Consequently, Operating LP will be consolidated with ASDS and ultimately the Company, in accordance with FIN 46R “Consolidation of Variable Interest Entities”, until such time that the Purchase Price is paid in its entirety. The Company entered into the variable interest entity in an effort to utilize its net operating loss carryforwards as an investment tool in connection with the acquisition of CPOC. When and if the Purchase Price is fully paid and the Company’s interest converts to 10%, the principles of consolidation for financial reporting purposes will no longer be satisfied under FIN 46R or APB 18. Accordingly, the Company will no longer consolidate the results of operations of the Operating LP and the Company will record its share of income from the Operating LP as “Investment Income” in its consolidated statement of operations.

Note 4 – Park Pro Forma Adjustments include adjustments to Park Assets’ depreciation and Park Assets’ acquisition debt interest as if the acquisition occurred on January 1, 2003 reflecting fair value adjustments made to Park Assets’ property and equipment and their depreciable lives and the revised terms of debt restructured in connection with the acquisition. The increase in Park Asset pro forma depreciation and amortization reflects primarily the effect of changing leasehold amortization from historical lives of 40 years to 15 years. The decrease in Park Asset pro forma interest expense of approximately $44,000 and $59,000 for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively, reflects the affect of an overall interest rate reduction in the March 24, 2004 debt restructure from an historical rate of prime plus 5% to the restructured fixed rate of 6%.

Park Pro Forma Adjustments also eliminate the reorganization item for professional fees associated with Park Pharmacy’s operations in bankruptcy.

Note 5 – CRESA Pro Forma Adjustments include the elimination of the historical results of operations of the San Diego office that was sold in February 2004 from the Pro Forma Consolidated Statement of Operations.

Note 6 – CRESA Pro Forma Adjustments also include: (1) the elimination of approximately $53,000 and $1.3 million of licensing fees payable to The Staubach Company that will no longer be incurred from cost of sales in the historical results of operations of CPOC for the three months ended March 31, 2004 and for the year ended December 31, 2003, respectively, (2) the reduction in management salaries reflected in cost of sales professional fees of approximately $6,000 and $312,000 paid to the prior owner in 2003 to amounts contracted for subsequent to the acquisition for the three months ended March 31, 2004 and for the year ended December 31, 2003, respectively, (3) the addition of Acquisition Note interest as if the acquisition occurred on January 1, 2003, (4) the addition of the 1% minority interest in earnings of CPOC attributable to the operating management of CRESA Partners of Orange County, LP, which is assumed to have no other income or expenses for the three months ended March 31, 2004, and the year ended December 31, 2003 and (5) the elimination of approximately $241,000 in legal fees in selling, general and administration expenses in the historical results of operations of CPOC for the three months ended March 31, 2004 incurred in connection with the sale of CPOC.

Note 7 – Other than the California state franchise tax provision included in CPOC’s accounts for the year ended December 31, 2003, no federal income tax provision is recorded due to utilization of the Company’s net operating loss carryforwards.

CRESA Pro Forma Adjustments include provision for California state income taxes at approximately 8.8% (including California franchise tax). Provision for federal income tax and California state income tax was not previously recorded in the accounts of The Staubach Company - West, Inc. as it was a Subchapter S corporation for federal and state income tax purposes.

Note 8 – The unaudited pro forma consolidated statements of operations do not include potential cost savings from operating efficiencies or synergies that may result from the acquisitions and also does not reflect the potential cost savings that may result from a new three-year pharmaceutical supply agreement executed in connection with the acquisition of the Park Assets.

(c)	Exhibits

2.1	Stock Purchase Agreement by and between ASDS of Orange County, Inc., a Delaware corporation f/k/a Orange County Acquisition Corp., and Kevin Hayes dated March 23, 2004 (filed herewith)

2.2	ASDS of Orange County, Inc. Promissory Note due May 1, 2007 (filed herewith)

23.1	Independent Auditors’ Consent (filed herewith)

99.1	Audited Financial Statements of CRESA Partners of Orange County, Inc. f/k/a The Staubach Company – West, Inc. for the two years ended December 31, 2003 and the notes thereto (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: July 21, 2004	By:	/s/ DAVID E. BOWE
David E. Bowe Chief Executive Officer, President and Chief Financial Officer